RESTATED
                   CERTIFICATE OF INCORPORATION

                               OF

             OLD REPUBLIC INTERNATIONAL CORPORATION


     The Board of Directors, in a procedure authorized by Section 245 of the General Corporation Law of Delaware, approved and adopted at a meeting held on May 19, 1994 the following Restated Certificate of Incorporation. This document only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation duly filed with the Secretary of State of Delaware on March 9, 1969 as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this restated certificate.

FIRST:    The name of the corporation is Old Republic International
          Corporation.

SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover 19901, County of Kent. The name of its registered agent at such address is Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted are:

          To acquire, own and dispose of the whole or any part of the capital stock, securities, assets, or obligations of other corporations; and

          To engage in any lawful act or activity for which corporations may be organized under the General
          Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Three Hundred Seventy-Five
          Million (375,000,000) shares, divided into three classes as follows:

          Seventy Five Million (75,000,000) shares of
          Preferred Stock of the par value of one cent ($.01) per share (Preferred Stock).

          Two Hundred Fifty Million (250,000,000) shares of
          Common Stock of the par value of $1.00 per share
          (Common Stock).

          Fifty Million (50,000,000) shares of Class B Common
          Stock of the par value of $1.00 per share (Class B
          Common Stock).

     The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

                           DIVISION I

                         Preferred Stock

     1. The Board of Directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the Board may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating optional or other special rights, and qualifications, limitation or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

     2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

     3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

     4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of The General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                           DIVISION II

              Common Stock and Class B Common Stock

     1. Dividends. Subject to the preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock and the Class B Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors; provided that whenever a cash dividend is paid to the holders of Class B Common Stock, the Corporation shall also pay to the holders of the Common Stock a cash dividend per share at least equal to the cash dividend per share at least equal to the cash dividend per share paid to the holders of the Class B Common Stock and further provided that the Corporation may pay cash dividends to the holders of the Common Stock in excess of cash dividends paid, or without paying cash dividends, to holders of the Class B Common Stock.

     2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock and the Class B Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock and the Class B Common Stock held by them, respectively.

     3. Voting Rights. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of Common Stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders and each holder of the Class B Common Stock shall have one-tenth (1/10) of one vote in respect of each share of Class B Common Stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders; provided that the holders of the Common Stock and the Class B Common Stock shall vote together as a single class.

     4. Definition. Notwithstanding the provisions of section 11.(a) of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock, section 12.(a) of Designations, Preferences and Rights of Series D Cumulative Convertible Preferred Stock, and section 10.(a) of Designations, Preferences and Rights of Series E Cumulative Convertible Preferred Stock, for the purposes of the Corporation's Restated Certificate of Incorporation, as amended, the term "Common Stock" shall mean Common Stock as defined in the first paragraph of this Article FOURTH and shall not include the Class B Common Stock of the Corporation, provided, however, that for the purposes of the section titled "Voting", the first five paragraphs of the section titled "Dividends" and the last paragraph of the Resolutions Regarding Issuance of a Series of Preferred Stock; sections 9. and
10. of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock; sections 10. and 11. of Designations, Preferences and Rights of Series D Cumulative Convertible Preferred Stock; and section 9. of Designations, Preferences and Rights of Series E Cumulative Convertible Preferred Stock, the term "Common Stock" shall mean both the Common Stock as defined in the first paragraph of this Article FOURTH and the Class B Common Stock of the Corporation."


                          DIVISION III

                Elimination of Preemptive Rights

     No holder of stock of any class of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, now or hereafter authorized, but any such stock of other securities convertible into stock may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders.


             DESIGNATIONS, PREFERENCES AND RIGHTS OF
         SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK


1.   Designation.

     4,750,000 shares of Preferred Stock of the Corporation are hereby constituted as a series of Preferred Stock designated as "Series B Cumulative Convertible Preferred Stock" (hereinafter called "Series B Preferred Stock").

2.   Voting Rights.

     Each holder of Series B Preferred Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders, in addition to any other voting rights provided by law.

3.   Dividends.

     (a) Each share of Series B Preferred Stock shall be entitled to dividends, when and as declared by the Board of Directors, at a rate of $.90 per share per annum, before any dividends or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series B Preferred Stock) on any class or classes of stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends or on liquidation shall be declared or paid or set apart for payment.

     (b) Dividends on the Series B Preferred Stock shall be paid quarterly on the last business day of January, April, July and October of each year (or on such other date or dates as may be determined by the Board of Directors) to holders of record on the respective dates not exceeding sixty days preceding such dividend payment dates as may be determined by the Board of Directors in advance of the payment of each particular dividend.

     (c) Dividends on the Series B Preferred Stock shall be cumulative from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accruals of dividends shall not bear interest.

     (d) At the option of the Board of Directors, dividends on the Series B Preferred Stock may be paid in the form of Common Stock or Series B Preferred Stock of the Corporation, in lieu of cash. In such event, the Common Stock shall be valued at its average "Market Price" (as hereinafter defined) for the 30 consecutive "Trading Days" (as hereinafter defined) commencing on the forty-fifth Trading Day next preceding the record date established for the payment of such dividend; and the value of the Series B Preferred Stock shall be established as of the record date by an independent appraisal to be obtained by the Board of Directors.

     (e) At the option of the Board of Directors, any accumulated dividends in arrears with respect to the Series B Preferred Stock may be satisfied by the distribution of Common Stock of Series B Preferred stock equal in value to the amount of such arrearages. In such event, the Common Stock shall be valued at its average Market Price for the 30 consecutive Trading Days commencing on the forty-fifth Trading Day prior to the date established by the Board of Directors for the payment of such arrearages; and the value of the Series B Preferred Stock shall be established as of a date within 30 days of such payment date by an independent appraisal to be obtained by the Board of Directors.

4.   Liquidation Rights; Certain Rights Upon Consolidation or
Merger.

     (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation before any payment of distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, cash in the amount of $15.00 per share, plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of final distribution, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distribute among the holders of the Series B Preferred Stock or any other class of Preferred Stock ranking on a parity with the Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 4(a), the merger or consolidation of the Corporation with one or more corporations in which the Corporation is the corporation surviving such consolidation or merger shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     (b) Prior to the merger of the Corporation into or the consolidation of the Corporation with another corporation which the Corporation is not the survivor, each share of the Series B Preferred Stock shall be redeemed by the Corporation for cash in the amount of $15.00 per share, plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of such merger or consolidation, plus 10% of such total amount.

5.   Redemption after April 1, 1994 at the Option of the Holder;
     Corporation's Option to Issue Common Stock in Such Event.

     (a) At any time after April 1, 1994, a holder of Series B Preferred Stock may request the Corporation, by giving to the Corporation at least 60 days' prior written notice, to redeem as of the July 31 or January 31 whichever next follows the date of such notice part or all of the Series B Preferred Stock held by him, for cash equal to the greater of (i) $15.00 per share, plus a sum equal to all dividends on such shares accrued and unpaid thereon to the redemption date, or (ii) the value of such shares, as of the applicable June 30 or December 31 date next preceding the date fixed for redemption, as established by an independent appraisal obtained by the Board of Directors. The Board of Directors shall obtain such appraisal following receipt of such notice and the Corporation shall furnish a copy of such appraisal to each holder who has requested redemption of shares.

     (b) The Corporation, at the option of the Board of Directors, may limit the number of shares redeemed pursuant to this paragraph 5 in any one year to 10% of the Series B Preferred Stock outstanding on January 1 of such year. Shares will be redeemed in the order that the notices specified in paragraph 5(a) are received, and if shares exceeding such percentage are tendered, shares redeemed will be selected by lot or in such other manner as the Board of Directors may determine to be equitable.

     (c) In the event a holder elects to cause shares of Series B Preferred Stock to be redeemed for cash pursuant to this paragraph, the Corporation, at the option of the Board of Directors, may satisfy its obligation to pay for such shares by notifying the holder and thereafter issuing shares of Common Stock in lieu of cash in the amount of the redemption price specified in paragraph 5(a). In such event, the Common Stock shall be valued at its average Market Price for the 30 consecutive Trading Days next preceding the applicable June 30 or December 31 date specified in paragraph 5(a).

6.   Holder's Annual Right of Redemption or Conversion to Common
     Stock in Certain Events.

     (a) Notwithstanding the holder's rights of redemption specified in paragraph 5(a), a holder of shares of Series B Preferred Stock on behalf of the participants or beneficiaries of a retirement plan (hereinafter "plan participants") shall have the right annually to cause the Corporation to redeem or convert into Common Stock certain of the shares of Series B Preferred Stock in order to permit the payment of benefits to plan participants pursuant to the provisions of such plan. Such redemptions or conversions shall be effected in the following manner:

     (i) Each year commencing with 1979, the Board of Directors shall obtain an independent appraisal of the value of the Series B Preferred Stock as of December 31 of such year. A copy of such appraisal shall be furnished by the Corporation to each holder of Series B Preferred Stock.

     (ii) For a period of 30 days following receipt of such appraisal, each holder of Series B Preferred Stock on behalf of plan participants shall have the right to cause the Corporation to (a) redeem for cash that number of shares of Series B Preferred Stock determined by dividing the total dollar amount of benefits payable in such year under the terms of the plan in either cash or Corporation stock at the option of the plan participants by the appraised value per share of the Series B Preferred Stock as of December 31 of the immediately preceding year or (b) convert the number of shares of Series B Preferred Stock so determined into shares of Common Stock at the rate of one (1) share of Common Stock for five (5 shares of Series B Preferred Stock. (In the event the outstanding Common Stock of the corporation is hereafter combined into a smaller number of shares, then the rate of conversion shall be adjusted proportionately.)

     (iii) The holder of such shares to be redeemed or converted shall give to the Corporation at least 30 days' prior written notice of its request for conversion or redemption, specifying the number of shares to be converted or redeemed, the requested date of redemption or conversion, and certifying that the dollar amount represented by such shares (at the above specified appraisal value) is (or will be within such notice period) distributable to plan participants pursuant to the provisions of such plan.

     (iv) The Corporation shall thereupon redeem such shares for cash or issue Common Stock in exchange therefore in accordance with the provisions hereof.

     (b) In the event a holder elects to cause shares of Series B Preferred Stock to be redeemed for cash pursuant to this paragraph, the Corporation, at the option of the Board of Directors, may satisfy its obligation to pay for the shares so to be redeemed by converting such shares into shares of Common Stock valued at the average Market Price of the Common Stock for the 30 consecutive Trading Days next preceding the date of the notice specified in paragraph 6(a)(111).

7.   Certain Provisions Applicable to Redemptions of Shares

     From and after the applicable date specified for redemption of shares of Series B Preferred Stock in accordance with these provisions, unless the Corporation shall default in paying or providing the funds necessary for the payment of the redemptions price of the shares so specified for redemption, the right to receive dividends on all shares of Series B Preferred Stock so specified for redemption shall cease to accrue, and all rights of the holders of the shares of Series B Preferred Stock specified for redemption shall forthwith, after the redemption date, cease and terminate, excepting only the right of such holders to receive the specified redemption price for such shares but without interest, and such shares shall no longer be deemed outstanding.

8.   Certain Provisions Applicable to Conversions of Shares

     (a) Shares of the Series B Preferred Stock to be converted in accordance with these provisions shall be convertible at such office or offices as the Board of Directors of the Corporation may designate. (For the purpose of this paragraph, the issuance of Common Stock in lieu of cash upon a redemption of Series B Preferred Stock shall be deemed to be a conversion unless the context otherwise requires.)

     (b) In order to effect the conversion of shares of the Series B Preferred Stock into Common Stock in accordance with these provisions, the holder thereof shall surrender at any office hereinabove mentioned the certificate of certificates therefore, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office in accordance with the applicable provisions hereof, as to the conversion to be effected and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion. Shares of the Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day specified for conversion and the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable after the receipt of such notice and the surrender of such shares as aforesaid, the Corporation shall issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, to the person or
persons entitled to receive the same.   In case shares of the
Series B Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the applicable redemption date, unless default shall be made in payment of the redemption price.

     (c) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series B Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series B Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price of the Common Stock, on the date on which such shares of the Series B Preferred Stock were duly surrendered for conversion, or, if such date is not a Trading Day, on the next preceding date which was a Trading Day.


     (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series B Preferred Stock from time to time outstanding are convertible.

     (e) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.


9.   Distribution or Reclassification of Series B Preferred Stock
     In the Event of Distribution or Reclassification of Common
     Stock

     In the event the Corporation shall at any time after the issuance of Series B Preferred Stock pay a dividend or make a distribution in shares of Common Stock or subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then a proportionate dividend, distribution, subdivision or reclassification of the outstanding Series B Preferred Stock shall also be effected, as of the effective date of the applicable distribution or adjustment with respect to the Common Stock. In such event, the redemption price of $15.00 per share specified in paragraphs 4(a), 4(b) and 5(a) and the annual dividend rate of $.90 per share specified in paragraph 3(a) hereof shall be reduced proportionately as to all shares of Series B Preferred Stock outstanding or thereafter issued.


10.  Relative Rights of Preferred Stock.

     (a) So long as any of the Series B Preferred Stock is outstanding the Corporation will not:

     (i) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series B Preferred Stock) or make any distribution on any other class or classes of stock of the Corporation ranking junior to the Series B Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series B Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale or, other shares of stock of any junior class;


     (ii) Without the affirmative vote or consent of the holders of at least 50% of all the Series B Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend, alter or repeal any of these resolutions so as adversely to affect the new preferences, rights, or powers of the Series B Preferred Stock; provided, that the creation of any class of stock ranking prior to the Series B Preferred Stock either as to dividends or upon liquidation or any increase in the authorized number of shares of any such class of stock shall not be deemed to adversely affect the preferences, rights or powers of the Preferred Stock within the meaning of this subparagraph (ii);

     (iii) Without the affirmative vote or consent of the holders of at least 50% of all the Series B Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, create any class or classes or stock ranking prior to the Series B Preferred Stock either as to dividends or upon liquidation, or increase the authorized number of shares of any such class of stock.


11.  Certain Definitions.

     (a) For the purposes of these provisions the term "Common Stock" means the Common Stock of the Corporation, $1 par value, as the same exits as of the original date of issue of the Series B Preferred Stock or as such stock may be reconstituted from time to time.

     (b) As used in these provisions, the term "Market Price" on any day shall mean the reported last sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Quotation Bureau or similar reporting service; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

     (c) As used in these provisions, the term "retirement plan" shall mean a retirement plan adopted by the Corporation or any of its subsidiaries, including without limitation the Old Republic International Corporation Employees Savings and Stock Ownership Plan and similar plans.


             DESIGNATIONS, PREFERENCES AND RIGHTS OF
         SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK



1.   Designation.

     25,000,000 shares of Preferred Stock of the Corporation are hereby constituted as a series of Preferred Stock designated as "Series D Cumulative Convertible Preferred Stock" (hereinafter called "Series D Preferred Stock").


2.   Voting Rights.

     Each holder of Series D Preferred Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders, in addition to any other voting rights provided by law.


3.   Dividends.

     (a) Each share of Series D Preferred Stock shall be entitled to dividends, when and as declared by the Board of Directors, at a rate of $.50 per hare per annum, before any dividends or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series D Preferred Stock) on any class or classes of stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends or on liquidation hall be declared or paid or set apart for payment.

     (b) Dividends on the Series D Preferred Stock shall be paid semi-annually on January 15 and July 15 of each year (or on such other date or dates as may be determined by the Board of Directors) to holders of record on the respective dates not exceeding sixty days preceding such dividend payment dates as may be determined by the Board of Directors in advance of the payment of each particular dividend.

     (c) Dividends on the Series D Preferred Stock shall be cumulative from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accruals of dividends shall not bear interest.


4.   Conversion Rights at Any Time.

     Shares of the Series D Preferred Stock shall be convertible at any time at the option of the holder of such shares into shares of Common Stock at an exchange ratio of five (5) shares of Series D
Preferred Stock for one (1) share of Common Stock.


5. Conversion Right in the Event of Certain Business Combinations or Acquisitions of Securities.

     (a) In the event of a "Business Combination" (as hereinafter defined), or in the event an Acquiring Entity obtains 20% or more of any one class of the Corporation's voting securities, and unless the conditions of subparagraph (c) hereof are complied with, shares of Series D Preferred Stock shall become immediately convertible at any time prior to or after the effectiveness of such Business Combination or acquisition of the 20% or larger interest, at the sole option of the holder of such shares, into shares of Common Stock at a maximum exchange ratio of five (5) shares of Series D Preferred stock for one (1) share of Common Stock, subject to a proportionate reduction (but not lower than a minimum exchange ratio of 2.5 to 1) to the extent that the "Common Stock Value" (as hereinafter determined) as of the date on which the shares of Series D Preferred Stock are surrendered for conversion exceeds $25.00 per share of Common Stock. (For example, if the Common Stock Value as of such date is $50.00 or higher, the exchange ratio will be 2.5 to 1; or, alternatively, if the Common Stock Value as of such date is $35.00, the exchange ratio will be 4.0 to 1). For this purpose, "Common Stock Value" shall equal the greater of: (A) the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by the "Acquiring Entity" (as hereinafter defined) in acquiring any of its holdings of the Corporation's Common Stock; or (B) an amount bearing a percentage relationship to the market price of the Corporation's Common Stock immediately prior to the public announcement of such Business Combination, equal to the highest percentage relationship that any per share price (including brokerage commissions and/or soliciting dealer's fees) theretofore paid by the Acquiring Entity for any of its holdings of the Corporation's Common Stock bore to the market price of such Common Stock immediately prior to the transaction resulting in the acquisition of such Common Stock; or (C) the book value of the Corporation's Common Stock as of the end of the most recent calendar quarter determined in accordance with generally accepted accounting principles.

     (b) For purposes of this paragraph, a Business Combination shall include (i) a merger or consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or (ii) any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, or any Substantial Part (as hereinafter defined) of the assets of the Corporation or any Subsidiary (as hereinafter defined) to any Other Corporation, or (iii) the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such Other Corporation is an Acquiring Entity.

     (c) The provisions of subparagraph (a) of this paragraph shall not be applicable to any transaction described therein if such transaction is approved by majority resolution of the full Board of Directors of the Corporation, provided that two-thirds of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time such Other Corporation shall have become an Acquiring Entity.

     (d) The Board of Directors shall have the power and duty to determine for the purposes of this paragraph, on the basis of information known to such Board, if and when any

Other Corporation is or has become an Acquiring Entity, and any such determination shall be conclusive and binding for all purposes of this paragraph.

     (e) As used in this paragraph, the following terms have the meanings as set forth below:

     "Acquiring Entity" means any Other Corporation which is the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this paragraph a one class.

     "Affiliate" or "Associate" of a person have the same meaning as is assigned to such terms under Rule 12b-2 of the General
     Rules and Regulations (the "Regulations") under the Securities Exchange Act of 1934 as in effect on June 1, 1982.

     "Beneficial Owner" of stock means a person, or an Affiliate or Associate of such person, who is a "beneficial owner" of stock, as such term is defined under Rule 13d-3 of the Regulations as in effect on June 1, 1982.

     "Business Combination" means any transaction described in part
(b) of this paragraph.

     "Other Corporation" means any person, firm, corporation or other entity, or group, other than a subsidiary of the Corporation.

     "Substantial Part" means any assets having a then fair market value, in the aggregate, of more than $5,000,000.

     "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

     "Substantial Amount" means any securities of the Corporation having a then fair market value of more than $5,000,000.

6. Certain Conversion Rights Upon Other Consolidation or Merger; Liquidation Rights.

     (a) In the event of a "Business Combination" (as defined in paragraphs 5(b)) not covered by paragraph 5 by reason of the provisions of paragraph 5(c), shares of Series D Preferred Stock shall be immediately convertible at any time prior to the effectiveness of such Business Combination at an exchange ratio of five (5) shares of Series D Preferred Stock for one (1) share of Common Stock.



     (b) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series D Preferred Stock which have not been converted into Common Stock shall be entitled to receive out of the assets of the Corporation before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Series D Preferred Stock upon liquidation, cash in the amount of $5.00 per share, plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of final distribution, but they shall be entitled to no further payment.
If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series D Preferred Stock or any other class of Preferred Stock ranking on a parity with the Series D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 6(b), the merger or consolidation of the Corporation with one or more corporations in which the Corporation is the corporation surviving such consolidation or merger shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     (c) Prior to the merger of the Corporation into or the consolidation of the Corporation with another corporation in which the Corporation is not the survivor, each share of the Series D Preferred Stock which has not been converted into Common Stock shall be redeemed by the Corporation for cash in the amount of $5.00 per share, plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of such merger or consolidation.

7.   Redemption after July 1, 1987 at the Option of the
Corporation.

     At any time after July 1, 1987, the Corporation, at its sole option on at least 30 days' prior written notice to holders, may redeem all, or any part (pro rata as to the holders), of the Series D Preferred Stock then outstanding, for cash equal to $5.00 per share, plus a sum equal to all dividends on such shares accrued and unpaid thereon to the redemption date. During such 30 day notice period, holders of the Series D Preferred Stock may exercise their rights of conversion specified in paragraph 4 hereof, which conversion right shall expire as of the close of business on the thirtieth day of such notice period.

8.   Certain Provisions Applicable to Redemptions of Shares.

     From and after the applicable date specified for redemption of shares of Series D Preferred Stock in accordance with these provisions, unless the Corporation shall default in paying or providing the funds necessary for the payment of the redemption price of the shares so specified for redemption, the right to receive dividends on all shares of Series D Preferred Stock so specified for redemption shall cease to accrue, and all rights of the holders of the shares of Series D Preferred Stock specified for redemption shall forthwith, after the redemption date, cease and terminate, excepting only the right of such holders to receive the specified redemption price for such shares but without interest, and such shares shall no longer be deemed outstanding.

9.   Certain Provisions Applicable to Conversions of Shares.


     (a) Shares of the Series D Preferred Stock to be converted in accordance with these provisions shall be convertible at such office or offices as the Board of Directors of the Corporation may designate. (For the purpose of this paragraph, the issuance of Common Stock in lieu of cash upon a redemption of Series D Preferred Stock shall be deemed to be a conversion unless the context otherwise requires.)


     (b) In order to effect the conversion of shares of the Series D Preferred Stock into Common Stock in accordance with these provisions, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office in accordance with the applicable provisions hereof, as to the conversion to be effected and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series D Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion. Shares of the Series D Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day specified for conversion and the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable after the receipt of such notice and the surrender of such shares as aforesaid, the Corporation shall issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of the Series D Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the applicable redemption date, unless default shall be made in payment of the redemption price.


     (c) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series D Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series D Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price of the Common Stock, on the date on which such shares of the Series D Preferred Stock were duly surrendered for conversion, or, if such date is not a Trading Day, on the next preceding date which was a Trading Day.

     (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series D Preferred Stock from time to time outstanding are convertible.

     (e) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series D Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.


10.  Distribution or Reclassification of Series D Preferred Stock
     In the Event of Distribution or Reclassification of Common
     Stock; Adjustment of Exchange Ratio.

     (a) In the event the Corporation shall at any time after the issuance of Series D Preferred Stock pay a dividend or make a distribution in shares of Common Stock or subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then a proportionate dividend, distribution, subdivision or reclassification of the outstanding Series D Preferred Stock shall also be effected, as of the effective date of the applicable distribution or adjustment with respect to the Common Stock. In such event, the redemption price of $5.00 per share and the annual dividend rate of $.50 per share specified in these provisions shall be reduced proportionately as to all shares of Series D Preferred Stock outstanding or thereafter issued.

     (b) In the event the outstanding Common Stock of the Corporation is hereafter combined into a smaller number of shares, then the rate of conversion only, specified herein, shall be adjusted proportionately.


11.  Relative Rights of Preferred Stock.

     (a) So long as any of the Series D Preferred Stock is outstanding the Corporation will not:

     (i) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series D Preferred Stock) or make any distribution on any other class or classes of stock of the Corporation ranking junior to the Series D Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series D Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class;


     (ii) Without the affirmative vote or consent of the holders of at least 50% of all the Series D Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend, alter or repeal any of these resolutions so as adversely to affect the preferences, rights, or powers of the Series D Preferred Stock; provided, that the creation of any class of stock ranking prior to the Series D Preferred Stock either as to dividends or upon liquidation or any increase in the authorized number of shares of any such class of stock shall not be deemed to adversely affect the preferences, rights or powers of the Preferred Stock within the meaning of this subparagraph (ii);


     (iii) Without the affirmative vote or consent of the holders of at least 50% of all the Series D Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, create any class or classes of stock ranking prior to the Series D Preferred Stock either as to dividends or upon liquidation, or increase the authorized number of shares of any such class of stock.


     (b) The Series B Cumulative Convertible Preferred Stock of the Corporation heretofore authorized by the Board of Directors of the Corporation shall rank on a parity with, and the Common Stock of the Corporation shall rank junior to, the Series D Preferred Stock as to dividends and upon liquidation.


12.  Certain Definitions.

     (a) For the purposes of these provisions, the term "Common Stock" means the Common Stock of the Corporation, $1 par value, as the same exists as of the original date of issue of the Series D Preferred Stock or as such stock may be reconstituted from time to time.

     (b) As used in these provisions, the term "Market Price" on any day shall mean the reported last sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Quotation Bureau or similar reporting service; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

              DESIGNATIONS, PREFERENCES AND RIGHTS
        OF SERIES E CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.   Designations.

     875,000 shares of Preferred Stock of the Corporation, without par value, are hereby constituted as a series of Preferred Stock designated as "Series E Cumulative Convertible Preferred Stock"
(hereinafter called "Series E Preferred Stock").

2.   Voting Rights.

     In addition to the special voting rights provided to the holders of the Series E Preferred Stock as or part of a separate series or class pursuant to paragraph 7 hereof, any other provision of the Certificate of Incorporation of the Corporation, and any other voting rights provided by law, each holder of Series E Preferred Stock shall be entitled to one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders, such votes to be counted together with those for any other shares of capital stock having the right to vote on all such matters and not separately as a class or group.

3.   Dividends.

     (a) The holders of shares of Series E Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of $1.00 per share per annum and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) on any class or series of stock of the Corporation ranking junior to the Series E Preferred Stock as to dividends or on liquidation shall be declared or paid or set apart for payment.

     (b) Dividends on the Series E Preferred Stock shall be paid on the dividend payment date established by the Board of Directors for the quarterly payment of dividends on the Common Stock (or otherwise on the first business day of March, June, September and December of each year) to holders of record on the respective record dates not exceeding sixty days preceding such dividend payment dates as may be determined by the Board of Directors in advance of the payment of each particular dividend.

     (c) Dividends on the Series E Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors.
Accruals of dividends shall not bear interest.

     (d) No dividend may be declared on any other class or series of stock ranking on a parity with the Series E Preferred Stock as to dividends in respect of any quarterly dividend unless there shall also be or have been declared on the Series E Preferred Stock like dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates per annum fixed therefor.

4.   Liquidation Rights.

     In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of the Series E Preferred Stock shall be entitled to receive, before any payment or distribution of assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock ranking junior to the Series E Preferred Stock upon liquidation, cash in the amount of $33.50 per share, plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of final distribution, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series E Preferred Stock or any other class or series ranking on a parity with the Series E Preferred Stock as to payments upon liquidation, dissolution or winding up shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 4, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a merger or consolidation of the Corporation with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

5.   Redemption at Option of the Corporation.

     The Corporation shall have the right to redeem shares of Series E Preferred Stock pursuant to the following provisions:

     (a) The Corporation shall not have any right to redeem shares of Series E Preferred Stock prior to the 10th anniversary of the date of the initial issue of shares of Series E Preferred Stock. Thereafter, the Corporation shall have the right, at its sole option and election, to redeem some or all of the shares of Series E Preferred Stock, at any time and from time to time, at a redemption price of $33.50 per share, plus an amount equal to all accrued and unpaid dividends and distributions thereon (such sum being hereinafter referred to as the "Redemption Price"), whether or not declared, to the date fixed by the Board for redemption (the "redemption date").

     (b) If less than all of the shares of Series E Preferred Stock at the time outstanding are to be redeemed, the shares so to be redeemed shall be selected by lot, pro rata (as nearly as may be) or in such other manner as the Board of Directors may determine in its sole discretion to be fair and proper, except that in any redemption of fewer than all the outstanding shares of Series E Preferred Stock, the Corporation may redeem all shares held by holders of less than 100 shares of Series E Preferred Stock. Notwithstanding the foregoing provisions, the Corporation shall not redeem less than all of the Series E Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series E Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series E Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for the payment.

     (c) Notice of any redemption of shares of Series E Preferred Stock pursuant to this paragraph 5 shall be mailed at least 30, but not more than 60 days prior to the redemption date to each holder of shares of Series E Preferred Stock to be redeemed, at such holder's address as it appears on the transfer agent's books. In order to facilitate the redemption of shares of Series E Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock to be redeemed not more than 60 days prior to the date fixed for such redemption.

     (d) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock. On or after the date fixed for redemptions stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (e) The Corporation may, on or prior to the date fixed for redemption of any shares, but not earlier than 45 days prior to the date fixed for redemption, deposit with its transfer agent or other redemption agent selected by the Board of Directors of the Corporation, a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Series E Preferred Stock called for redemption, as stockholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the Redemption Price, without interest, upon the surrender of their respective certificates, and except the right to convert their shares into Common Stock as provided in paragraph 6 hereof, until the close of business on the third business day preceding the redemption date. In case the holders of any shares shall not, within one year after such deposit, claim the amount deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Corporation. To the extent that shares of Series E Preferred Stock called for redemption are converted into Common Stock prior to the date fixed for redemption, the amount deposited by the Corporation to redeem such shares shall immediately be returned to the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

6.   Conversion.

     Each share of Series E Preferred Stock (other than those shares which have been surrendered for redemption pursuant to paragraph 5) may be converted at any time (until the third business day preceding the redemption date as provided in subparagraph (h) of this paragraph 6), at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth in this paragraph 6:

     (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series E Preferred Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into one fully paid and nonassessable share of Common Stock of the Corporation.

     (b) The number of shares of Common Stock into which each share of Series E Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

     (i) In case the Corporation shall at any time (A) pay a dividend or make a distribution on its Common Stock in Common Stock, (B) subdivide its outstanding shares of Common Stock into a larger number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of larger shares, (D) issue by reclassification of its Common Stock (whether by merger or consolidation or otherwise) any shares of stock or other securities of the Corporation, or (E) take any action with the same effect as any of the foregoing, then the number of shares of Common Stock which the holder of each outstanding share of Series E Preferred Stock shall thereafter be entitled to receive upon conversion of such share of Series E Preferred Stock (subject to further adjustments pursuant to paragraphs 6(b)(ii) and 6(b)(iii) shall be adjusted so as to consist of the number of shares of the Corporation (or of the corporation surviving or resulting from any merger or consolidation) which at the date of such conversion he would have owned and been entitled to receive had such share of Series E Preferred Stock been converted immediately prior to the happening of the first of such events to occur after the initial issue of shares of Series E Preferred Stock and prior to such conversion. An adjustment made pursuant to this paragraph 6(b)(i) shall become effective immediately after the record date in the case of a dividend or distribution, and immediately after the effective date in the case of a subdivision, combination, reclassification, or an event with the same effect as the foregoing;

     (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current Market Price (as defined herein) per share of the Common Stock on the record date for determination of stockholders entitled to receive such rights or warrants, other than pursuant to a dividend reinvestment plan, then in each such case the number of shares of Common Stock into which each share of Series E Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series E Preferred Stock was convertible immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding at such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current Market Price. For the purposes of this paragraph 6(b)(ii), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible into shares of Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such stock or securities are convertible at an aggregate offering price equal to the aggregate offering price of such stock or securities plus the minimum aggregate amount (if any) payable upon conversion of such stock or securities into Common Stock. An adjustment made pursuant to this paragraph 6(b)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and

     (iii) In case the Corporation shall distribute to all holders of its Common Stock its securities (excluding Common Stock), evidences of its indebtedness or assets (excluding cash dividends and distributions out of current or retained earnings) or rights to subscribe (excluding those referred to in paragraph 6(b)(ii) hereof), then in each such case the number of shares of Common Stock into which each share of Series E Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series E Preferred Stock was convertible immediately prior to the record date for determination of stockholders entitled to such distribution by a fraction, of which the numerator shall be the current Market Price per share of the Common Stock on the record date for determination of stockholders entitled to receive such distribution, and of which the denominator shall be such current Market Price per share of the Common Stock less the fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the securities, evidences of indebtedness or assets so distributed or of such subscription rights applicable to one share of the Common Stock. An adjustment made pursuant to this paragraph 6(b)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

     Similar adjustments shall be made if any of the events described above shall thereafter occur or reoccur.

     (c) If any adjustment in the number of shares of Common Stock into which each share of Series E Preferred Stock may be converted required pursuant to this paragraph 6 would result in an increase or decrease of less than 1% in the number of shares of Common Stock into which each share of Series E Preferred Stock is then convertible, the amount of any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of the number of shares of Common Stock into which each share of Series E Preferred Stock is then convertible.

All calculations under this subparagraph (c) shall be made to the nearest one-hundredth of a share.

     (d) In order to effect the conversion of shares of the Series E Preferred Stock into Common Stock in accordance with these provisions, the holder thereof shall surrender at the Corporation's principal office or such other office or agency as the Board of Directors of the Corporation may designate the certificate or certificates therefor, duly endorsed to the Corporation or in blank, accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph 6 and specifying the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Upon any conversion of shares of Series E Preferred Stock into shares of Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on shares of Series E Preferred Stock so converted as may be declared and may be payable to holders of record of shares of Series E Preferred Stock on a date prior to the Conversion Date (as defined herein) with respect to the shares so converted; and only those dividends shall be payable on shares of Common Stock issued upon such conversion as may be declared and made payable to holders of record of shares of Common Stock on or after such Conversion Date (as defined herein). Shares of the Series E Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of receipt by the Corporation of such notice and the surrender of the certificate or certificates representing the shares of Series E Preferred Stock to be converted (together with any required instruments of transfer), and the rights of the holder thereof, except for the right to receive Common Stock of the Corporation in accordance herewith, shall cease on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. As promptly as practicable after the receipt of such notice and the surrender of such shares as aforesaid, the Corporation shall issue and deliver at said office to the person or persons entitled to receive the same (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, and (ii) if less than the full number of shares of Series E Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

     (e) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series E Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series E Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein) of the Common Stock, on the Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

     (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series E Preferred Stock from time to time outstanding are convertible.

     (g) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series E Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (h) Shares of Series E Preferred Stock may not be converted after the close of business on the third business day preceding the date fixed for redemption of such shares pursuant to paragraph 5.

     (i)  In the event that:

     (i) the Corporation shall take action to make any distribution (other than cash dividends and dividends or distributions payable in shares of its Common Stock) to the holders of its Common Stock;

     (ii) the Corporation shall take action to offer for subscription pro rata to the holders of its Common Stock any securities of any kind;

     (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Corporation (other than a subdivision, split or combination of its Common Stock), or consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required; or

     (iv) the Corporation shall take action looking to a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall (A) in case of any such distribution or subscription rights, at least 15 days prior to the date or expected date on which the books of the Corporation shall close or record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up, at least 15 days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each holder of shares of Series E Preferred Stock at his address as shown on the books of the transfer agent of the Corporation. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause
(B) shall also specify the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up, as the case may be.


7.   Relative Rights of Preferred Stock.

     (a) So long as any of the Series E Preferred Stock is outstanding the Corporation will not:

     (i) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series E Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series E Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class or series; and

     (ii) Without the affirmative vote or consent of the holders of at least a majority of all the Series E Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the shares of this series shall vote separately as a class, (A) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Series E Preferred Stock either as to dividends or upon liquidation; (B) amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation, or of the Certificate of Designations, Preferences and Rights of the Series E Preferred Stock, so as to materially and adversely affect the preferences, rights, privileges or powers of the Series E Preferred Stock, or (C) merge or consolidate with or into any other corporation with an effect on the Series E Preferred Stock substantially similar to the effect of any action described in the preceding clause (A) or (B), except that the provisions of this paragraph shall not be applicable with respect to any action described in such clause (A) or (B) where the effect on the Series E Preferred Stock is required by the terms of a series or class of preferred stock of such other corporation which is outstanding before any such merger or consolidation; provided, however, that any increase in the authorized Preferred Stock or the creation and issuance of other series of Preferred Stock ranking on a parity with the Series E Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.

8.   Status

     Shares of this series which have been converted into Common Stock or which have been issued and acquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed and shares purchased and retired) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any series of Preferred Stock other than this series, all subject to the conditions and restrictions on issuance set forth in any resolution or resolution adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

9.   Priority

     The Series B and D Preferred Stock of the Corporation heretofore authorized by the Board of Directors of the Corporation shall rank on a parity with, and the Common Stock of the Corporation shall rank junior to, the Series E Preferred Stock as to dividends and upon liquidation.

10.  Certain Definitions.

     (a) For the purposes of these provisions the term "Common Stock" means the Common Stock of the Corporation, $1.00 par value, as the same exists as of the original date of issue of the Series E Preferred Stock or as such stock may be reconstituted from time to time.

     (b) As used in these provisions, the term "Market Price" on any day shall mean the reported last sales price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported on NASDAQ or a similar reporting service; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

             DESIGNATIONS, PREFERENCES AND RIGHTS OF
              SERIES G CONVERTIBLE PREFERRED STOCK

1.   Designation.

     1,000,000 shares of Preferred Stock of the Corporation, no par value, are hereby constituted as a series of Preferred Stock designated as "Series G Convertible Preferred Stock" (hereinafter called "Series G Preferred Stock").

2.   Transferability.

     The shares of Series G Preferred Stock shall not be transferable by the holder thereof otherwise than by will or under the laws of descent and distribution. In the event that any shares of Series G Preferred Stock are transferred by will or under the laws of descent and distribution and such shares of Series G Preferred Stock are not thereafter converted into Common Stock pursuant to the provisions of paragraphs 5 and 6, the Corporation shall have the right to redeem such shares of Series G Preferred Stock so transferred pursuant to the following provisions:

     (a) At any time after six months from the date of death of the holder which gave rise to such transfer, the Corporation shall have the right, at its sole option and election, to redeem all of such shares of Series G Preferred Stock so transferred by will or under the laws of descent and distribution at a redemption price per share equal to 95% of the audited book value per share of the Common Stock as of the last day of the latest full fiscal year of the Corporation, plus an amount equal to all accrued and unpaid dividends and distributions thereon (the sum being hereinafter referred to as the "Redemption Price"), whether or not declared, to the date fixed by the Board for redemption (the "Redemption Date").

     (b) The Corporation shall not redeem pursuant to this paragraph 2 any of the Series G Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend periods on all Series G Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment.

     (c) Notice of any redemption of shares of Series G Preferred Stock pursuant to this paragraph 2 shall be mailed at least 30, but not more than 60, days prior to the redemption date to each holder of shares of Series G Preferred Stock to be redeemed, at such holder's address as it appears on the transfer agent's books. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

     (d) Shares of the Series G Preferred Stock shall be deemed to have been redeemed immediately prior to the close of business on the Redemption Date, the right to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and the rights of the holder thereof, except for the right to receive the Redemption Price in accordance herewith, shall cease and terminate on the Redemption Date. As promptly as practicable after surrender of such shares as aforesaid, the Corporation shall pay to the holder the Redemption Price for each share of Series G Preferred Stock surrendered for redemption.

3.   Voting Rights.

     In addition to any special voting rights provided to the holders of the Series G Preferred Stock as or part of a separate series or class pursuant to paragraph 8, any provision of the Certificate of Incorporation of the Corporation and any other voting rights provided by law, each holder of Series G Preferred Stock shall be entitled to one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders, such votes to be counted together with those for any other shares of capital stock having the right to vote on all such matters and not separately as a class or group.

4.   Dividends.

     (a) The holders of shares of Series G Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at an annual rate, based upon $20.00 per share, which amount shall be proportionately adjusted in the event of any stock dividend or distribution in shares of Series G Preferred Stock, any subdivision, combination or reclassification of the outstanding shares of Series G Preferred Stock, or any similar action, equal to the prime rate to commercial borrowers posted by The Northern Trust Company of Chicago on the January 1 or July 1 immediately preceding the next dividend payment date and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) on any class or series of stock of the Corporation ranking junior to the Series G Preferred Stock as to dividends or on liquidation shall be declared or paid or set apart for payment.

     (b) Dividends on the Series G Preferred Stock shall be payable semi-annually, when and as declared by the Board of Directors, on June 30 and December 31 of each year, commencing the first June 30 or December 31 after the date of the initial issuance of shares of the Series G Preferred Stock, except that if such date is a Saturday, Sunday or legal holiday then such dividends shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday, or legal holiday, to holders of record on the respective record dates not exceeding sixty days preceding such dividend payment dates as may be determined by the Board of Directors in advance of the payment of each particular dividend.

     (c) Dividends on the Series G Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors.
Accruals of dividends shall not bear interest.

     (d) No dividend may be declared on any other class or series of stock ranking junior or on a parity with the Series G Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series G Preferred Stock like dividends for all semi-annual periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor.


5.   Liquidation Rights.

     (a) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of the Series G Preferred Stock shall be entitled to receive, before any payment or distribution of assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any class of common stock of the Corporation or any other class or series of stock ranking junior to the Series G Preferred Stock upon liquidation, cash, per share, in an amount equal to 95% of the book value per share of the Common Stock on the date of liquidation plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of final distribution, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series G Preferred Stock or any other class of Preferred Stock ranking on a parity with the Series G Preferred Stock as to payments upon liquidation, dissolution or winding up shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 4(a), the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a merger or consolidation of the Corporation with one or more corporations in which the Corporation is the corporation surviving such consolidation or merger shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     (b) If there is a merger of the Corporation into or the consolidation of the Corporation with another corporation in which the Corporation is not the survivor, the holders of Series G Preferred Stock shall retain the same rights in the surviving corporation as outlined herein.

6.   Conversion at Option of the Holder.

     Each share of Series G Preferred Stock (other than those shares which have been surrendered for redemption pursuant to paragraph 2) may be converted at any time after six months from the date of issuance of such share of Series G Preferred Stock, at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth in this paragraph 5:

     (a) Each share of Series G Preferred Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into .95 fully paid and nonassessable share of Common Stock of the Corporation.

     (b) In order to effect the conversion of shares of the Series G Preferred Stock into Common Stock in accordance with these provisions, the holder thereof shall surrender at the Corporation's principal office or such other office or agency as the Board of Directors of the Corporation may designate the certificate or certificates therefor, duly endorsed to the Corporation or in blank, accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph 5 and specifying the name or names in which the certificate or certificates for shares of Common Stock are to be issued. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series G Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion. Shares of the Series G Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of receipt by the Corporation of such notice and the surrender of the certificate or certificates representing the shares of Series G Preferred Stock to be converted (together with any required instruments of transfer), and the rights of the holder thereof, except for the right to receive Common Stock of the Corporation in accordance herewith, shall cease on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. As promptly as practicable after the receipt of such notice and the surrender of such shares as aforesaid, the Corporation shall issue and deliver at said office to the person or persons entitled to receive the same (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, and (ii) if less than the full number of shares of Series G Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

     (c) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein) of the Common Stock, on the Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

     (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G Preferred Stock from time to time outstanding are convertible.

     (e) The Corporation will pay any and all issue and other taxers that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.


     (f) Shares of Series G Preferred Stock may not be converted after the close of business on the third business day preceding the date fixed for redemption or conversion by the Corporation of such shares pursuant to paragraphs 2 and 6.

7.   Conversion at Option of the Corporation.

     Each share of Series G Preferred Stock (other than those shares which have been surrendered for redemption or conversion pursuant to paragraphs 2 and 5) may be converted after five years from the date of issuance of such share, at the option of the Corporation, into shares of Common Stock of the Corporation, on the terms and conditions set forth in this paragraph 6:

     (a) Each share of Series G Preferred Stock shall be convertible at the option of the Corporation, in the manner hereinafter set forth, into .95 fully paid and nonassessable shares of Common Stock of the Corporation.

     (b) If less than all of the shares of Series G Preferred Stock at the time outstanding are to be converted, the shares so to be converted shall be selected by lot, pro rata (as nearly as may be) or in such other manner as the Board of Directors may determine in its sole discretion to be fair and proper, except that in any conversion of fewer than all of the outstanding shares of Series G Preferred Stock, the Corporation may convert all shares held by holders of less than 100 shares of Series G Preferred Stock. Notwithstanding the foregoing provisions, the Corporation shall not convert less than all of the Series G Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all series G Preferred Stock then outstanding, other than the shares to be converted, shall have been paid or declared and the full amount thereof set apart for payment.

     (c) Notice of any conversion of shares of Series G Preferred Stock pursuant to this paragraph 6 shall be mailed at least 30, but not more than 60, days prior to the date fixed by the Board for conversion (the "Corporation Conversion Date") to each holder of shares of Series G Preferred Stock to be converted, at such holder's address as it appears on the books of the Corporation. In order to facilitate the conversion of shares of Series G Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of Series G Preferred Stock to be converted not more than 60 days prior to the date fixed for such conversion.

     (d) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Series G Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of the shares called for conversion shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided. If less than all the shares represented by any such surrendered certificate are converted, a new certificate shall be issued representing the unconverted shares.

     (e) No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series G Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion. Shares of the Series G Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the Corporation Conversion Date, and the rights of the holder thereof, except for the right to receive Common Stock of the Corporation in accordance herewith, shall cease on the Corporation Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Corporation Conversion Date.

     (f) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein) of the Common Stock, on the Corporation Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

     (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G Preferred Stock from time to time outstanding are convertible.

     (h) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

8.   Distribution or Reclassification of Series G Preferred Stock
     In the Event of Distribution or Reclassification of Common
     Stock or Class B Common Stock; Adjustment of Conversion Ratio.

     (a) In the event the Corporation shall at any time after the issuance of Series G Preferred Stock pay a dividend or make a distribution in shares of Common Stock or Class B Common Stock or subdivide or reclassify its outstanding shares of Common Stock or Class B Common Stock into a greater number of shares of Common Stock or Class B Common Stock, respectively, then a proportionate dividend, distribution, subdivision or reclassification of the outstanding Series G Preferred Stock shall also be effected, as of the effective date of the applicable distribution or adjustment with respect to the Common Stock or Class B Common Stock. In such event, the Redemption Price per share specified in these provisions shall be reduced proportionately as to all shares of Series G Preferred Stock outstanding or thereafter issued and the annual dividend per share specified in these provisions shall be adjusted as provided in paragraph 4.

     (b)  In the event the outstanding Common Stock or Class B
Common Stock of the Corporation is hereafter combined into a smaller number of shares, then the rate of conversion only, specified herein, shall be adjusted proportionately.

9.   Relative Rights of Preferred Stock.

     So long as any of the Series G Preferred Stock is outstanding the Corporation will not:

     (i) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series G Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series G Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class or series; or

     (ii) Without the affirmative vote or of the holders of two-thirds of all the Series G Preferred Stock at the time outstanding, given in person or by proxy, by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the shares of this series shall vote separately as a class, (A) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Series G Preferred Stock either as to dividends or upon liquidation; or (B) amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation, Bylaws or Certificate of Designations, Preferences and Rights of the Series G Preferred Stock, so as to materially and adversely affect the preferences, rights, privileges or powers of the Series G Preferred Stock; provided, however, that any increase in the authorized Preferred Stock or the creation and issuance of other series of Preferred Stock ranking on a parity with the Series G Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.



10.  Status.

     Shares of this series which have been converted into Common Stock or which have been issued and acquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed and shares purchased and retired) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any series of Preferred Stock other than this series, all subject to the conditions and restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.


11.  Priority.

     The Series B, D and E Preferred Stock of the Corporation heretofore authorized by the Board of Directors of the Corporation shall rank on a parity with, and the Common Stock and Class B Common Stock of the Corporation shall rank junior to, the Series G Preferred Stock as to dividends and upon liquidation.


12.  Certain Definitions.

     (a) For the purposes of these provisions the terms "Common Stock" and "Class B Common Stock" mean the Common Stock of the Corporation, $1.00 par value, and the Class B Common Stock of the Corporation, $1.00 par value, as the same exist as of the original date of issue of the Series G Preferred Stock or as such stock may be reconstituted from time to time.

     (b) As used in these provisions, the term "Market Price" on any day shall mean the reported last sales price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported on NASDAQ or a similar reporting service; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

             DESIGNATIONS, PREFERENCES AND RIGHTS OF
                     SERIES G-2 CONVERTIBLE
                        PREFERRED STOCK


1.   Designation.

     1,000,000 shares of Preferred Stock of the Corporation, no par value, are hereby constituted as a series of Preferred Stock designated as "Series G-2 Convertible Preferred Stock" (hereinafter called "Series G-2 Preferred Stock").

2.   Transferability.

     The shares of Series G-2 Preferred Stock shall not be transferable by the holder thereof otherwise than by will or under the laws of descent and distribution. In the event that any shares of Series G-2 Preferred Stock are transferred by will or under the laws of descent and distribution and such shares of Series G-2 Preferred Stock are not thereafter converted into Common Stock pursuant to the provisions of paragraphs 5 and 6, the Corporation shall have the right to redeem such shares of Series G-2 Preferred Stock so transferred pursuant to the following provisions:

     (a) At any time after six months from the date of death of the holder which gave rise to such transfer, the Corporation shall have the right, at its sole option and election, to redeem all of such shares of Series G-2 Preferred Stock so transferred by will or under the laws of descent and distribution at a redemption price per share equal to 95% of the audited book value per share of the Common Stock as of the last day of the latest full fiscal year of the Corporation, plus an amount equal to all accrued and unpaid dividends and distributions thereon (the sum being hereinafter referred to as the "Redemption Price"), whether or not declared, to the date fixed by the Board for redemption (the "Redemption Date").

     (b) The Corporation shall not redeem pursuant to this paragraph 2 any of the Series G-2 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G-2 Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series G-2 Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment.

     (c) Notice of any redemption of shares of Series G-2 Preferred Stock pursuant to this paragraph 2 shall be mailed at least 30, but not more than 60, days prior to the redemption date to each holder of shares of Series G-2 Preferred Stock to be redeemed, at such holder's address as it appears on the transfer agent's books. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G-2 Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

     (d) Shares of the Series G-2 Preferred Stock shall be deemed to have been redeemed immediately prior to the close of business on the Redemption Date, the right to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and the rights of the holder thereof, except for the right to receive the Redemption Price in accordance herewith, shall cease and terminate on the Redemption Date. As promptly as practicable after surrender of such shares as aforesaid, the Corporation shall pay to the holder the Redemption Price for each share of Series G-2 Preferred Stock surrendered for redemption.


3.   Voting Rights.

     In addition to any special voting rights provided to the holders of the Series G-2 Preferred Stock as or part of a separate series or class pursuant to paragraph 8, any provision of the Certificate of Incorporation of the Corporation and any other voting rights provided by law, each holder of Series G-2 Preferred Stock shall be entitled to one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders, such votes to be counted together with those for any other shares of capital stock having the right to vote on all such matters and not separately as a class or group.


4.   Dividends.

     (a) The holders of shares of Series G-2 Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at an annual rate, based upon $21.79 per share, which amount shall be proportionately adjusted in the event of any stock dividend or distribution in shares of Series G-2 Preferred Stock, any subdivision, combination or reclassification of the outstanding shares of Series G-2 Preferred Stock, or any similar action, equal to the prime rate to commercial borrowers posted by The Northern Trust Company of Chicago on the January 1 or July 1 immediately preceding the next dividend payment date and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series G-2 Preferred Stock as to dividends and upon liquidation) on any class or series of stock of the Corporation ranking junior to the Series G-2 Preferred Stock as to dividends or on liquidation shall be declared or paid or set apart for payment.

     (b) Dividends on the Series G-2 Preferred Stock shall be payable semi-annually, when and as declared by the Board of Directors, on June 30 and December 31 of each year, commencing the first June 30 or December 31 after the date of the initial issuance of shares of the Series G-2 Preferred Stock, except that if such date is a Saturday, Sunday or legal holiday then such dividends shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday, or legal holiday, to holders of record on the respective record dates not exceeding sixty days preceding such dividend payments dates as may be determined by the Board of Directors in advance of the payment of each particular dividend.

     (c) Dividends on the Series G-2 Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors.
Accruals or dividends shall not bear interest.

     (d) No dividend may be declared on any other class or series of stock ranking junior or on a parity with the Series G-2 Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series G-2 Preferred Stock like dividends for all semi-annual periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor.


4.   Liquidation Rights.

     (a) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of the Series G-2 Preferred Stock shall be entitled to receive, before any payment or distribution of assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any class of common stock of the Corporation or any other class or series of stock ranking junior to the Series G-2 Preferred Stock upon liquidation, cash, per share, in an amount equal to 95% of the book value per share of the Common Stock on the date of liquidation plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of final distribution, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series G-2 Preferred Stock or any other class of Preferred Stock ranking on a parity with the Series G-2 Preferred Stock as to payments upon liquidation, dissolution or winding up shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 4(a), the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a merger or consolidation of the Corporation with one or more corporations in which the Corporation is the corporation surviving such consolidation of merger shall not be deemed to be a liquidation dissolution or winding up, voluntary or involuntary.

     (b) If there is a merger of the Corporation into or the consolidation of the Corporation with another corporation in which the Corporation is not the survivor, the holders of Series G-2 Preferred Stock shall retain the same rights in the surviving corporation as outlined herein.



5.   Conversion at Option of the Holder.

     Each share of Series G-2 Preferred Stock (other than those shares which have been surrendered for redemption pursuant to paragraph 2) may be converted at any time after six months from the date of issuance of such share of Series G-2 Preferred Stock, at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth in this paragraph 5.

     (a) Each share of Series G-2 Preferred Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into .95 fully paid and nonassessable shares of Common Stock of the Corporation.

     (b) In order to effect the conversion of shares of the Series G-2 Preferred Stock into Common Stock in accordance with these provisions, the holder thereof shall surrender at the Corporation's principal office or such other office or agency as the Board of Directors of the Corporation may designate the certificate or certificates therefor, duly endorsed to the Corporation or in blank, accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph 5 and specifying the name or names in which the certificate or certificates for shares of Common Stock are to be issued. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series G-2 Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion. Shares of the Series G-2 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of receipt by the Corporation of such notice and the surrender of the certificate or certificates representing the shares of Series G-2 Preferred Stock to be converted (together with any required instruments or transfer), and the rights of the holder thereof, except for the right to receive Common Stock of the Corporation in accordance herewith, shall cease on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. As promptly as practicable after the receipt of such notice and the surrender of such shares as aforesaid, the Corporation shall issue and deliver at said office to the person or persons entitled to receive the same (i) a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, and (ii) if less than the full number of shares of Series G-2 Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

     (c) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G-2 Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G-2 Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein) of the Common Stock, on the Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

     (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G-2 Preferred Stock from time to time outstanding are convertible.

     (e) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G-2 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) Shares of Series G-2 Preferred Stock may not be converted after the close of business on the third business day preceding the date fixed for redemption or conversion by the Corporation of such shares pursuant to paragraphs 2 and 6.


6.   Redemption or Conversion at Option of the Corporation.

     The Corporation shall have the right either to redeem or to convert shares of Series G-2 Preferred Stock pursuant to the following provisions:

     (a) Each share of Series G-2 Preferred Stock, at any time after five years following the date of issuance of such share, shall be redeemable by the Corporation, at its sole option and discretion, at a redemption price of $21.79 per share, plus an amount equal to all accrued and unpaid dividends and distributions thereon (hereinafter the "Redemption Price"), whether or not declared, to the date fixed by the Board of Directors for redemption (hereinafter the "Redemption Date"), or convertible by the Corporation, at its sole option and discretion, into .95 fully paid and nonassessable share of Common Stock of the Corporation.

     (b) If less than all of the shares of Series G-2 Preferred Stock at the time outstanding are to be redeemed or converted, the shares so to be redeemed or converted shall be selected by lot, pro rata (as nearly as may be) or in such other manner as the Board of Directors may determine in its sole discretion to be fair and proper, except that in any redemption or conversion of fewer than all of the outstanding shares of Series G-2 Preferred Stock, the Corporation may redeem or convert all shares held by holders of less than 100 shares of Series G-2 Preferred Stock.
Notwithstanding the foregoing provisions, the Corporation shall not redeem or convert less than all of the Series G-2 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G-2 Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series G-2 Preferred Stock then outstanding, other than the shares to be redeemed or converted, shall have been paid or declared and the full amount thereof set apart for payment.

     (c) Notice of any redemption or conversion of shares of Series G-2 Preferred Stock pursuant to this paragraph 6 shall be mailed at least 30, but not more than 60, days prior to the Redemption Date or the date fixed by the Board for conversion (the "Corporation Conversion Date") to each holder of shares of Series G-2 Preferred Stock to be redeemed or converted, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption or conversion of shares of Series G-2 Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of Series G-2 Preferred Stock to be redeemed or converted not more than 60 days prior to the date fixed for such redemption or conversion.

     (d) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption or conversion shall not affect the validity of the proceedings for the redemption or conversion of any other shares of Series G-2 Preferred Stock. On or after the Redemption or Corporate Conversion Date as stated in such notice, each holder of the shares called for redemption or conversion shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive either the redemption price, in the case of a redemption, or a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable in the case of a conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided. If less than all the shares represented by any such surrendered certificate are redeemed or converted, a new certificate shall be issued representing the unredeemed or unconverted shares.

     (e) No payment or adjustment shall be made upon any redemption or conversion on account of any dividends accrued on the shares of the Series G-2 Preferred Stock surrendered for redemption or conversion or on account of any dividends on the Common Stock issued upon such redemption or conversion. Shares of the Series G-2 Preferred Stock shall be deemed to have been redeemed or converted immediately prior to the close of business on the Redemption Date or Corporation Conversion Date, and the rights of the holder thereof, except for the right to receive the Redemption Price or Common Stock of the Corporation in accordance herewith, shall cease on the Redemption Date or Corporation Conversion Date, and the person or persons entitled to receive the Common Stock issuable in the case of conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Corporation Conversion Date.

     (f) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G-2 Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G-2 Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein), of the Common Stock, on the Corporation Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

     (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G-2 Preferred Stock from time to time outstanding are convertible.

     (h) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G-2 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (i) In the case of a redemption, the Corporation may, on or prior to the Redemption Date, but not earlier than 45 days prior to the Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors of the Corporation, as a trust fund, a sum sufficient to redeem the shares of Series G-2 Preferred Stock called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares of Series G-2 Preferred Stock, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares of Series G-2 Preferred Stock to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares of Series G-2 Preferred Stock shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and all rights of the holders of the shares of Series G-2 Preferred Stock called for redemption, as stockholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the Redemption Price, without interest, upon the surrender of their respective certificates, and except the right to convert their shares into Common Stock as provided in paragraph 5 hereof, until the close of business on the Redemption Date. In case the holders of any shares shall not, within six years after such deposit, claim the amount deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Corporation. To the extent that shares of Series G-2 Preferred Stock called for redemption are converted into Common Stock prior to the Redemption Date, the amount deposited by the Corporation to redeem such shares shall immediately be returned to the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

7. Distribution of Reclassification of Series G-2 Preferred Stock In the Event of Distribution or Reclassification of Common
     Stock or Class B Common Stock; Adjustment of Conversion Ratio.

     (a) In the event the Corporation shall at any time after the issuance of Series G-2 Preferred Stock pay a dividend or make a distribution in shares of Common Stock or Class B Common Stock or subdivide or reclassify its outstanding shares of Common Stock or Class B Common Stock into a greater number of shares of Common Stock or Class B Common Stock, respectively, then a proportionate dividend, distribution, subdivision or reclassification of the outstanding Series G-2 Preferred Stock shall also be effected, as of the effective date of the applicable distribution or adjustment with respect to the Common Stock or Class B Common Stock. In such event, the Redemption Price per share specified in these provisions shall be reduced proportionately as to all shares of Series G-2 Preferred Stock outstanding or thereafter issued and the annual dividend per share specified in these provisions shall be adjusted as provided in paragraph 4.

     (b)  In the event the outstanding Common Stock or Class B
Common Stock of the Corporation is hereafter combined into a smaller number of shares, then the rate of conversion only, specified herein, shall be adjusted proportionately.

8.   Relative Rights of Preferred Stock.

     So long as any of the Series G-2 Preferred Stock is outstanding the Corporation will not:

     (i) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series G-2 Preferred Stock as to dividends and upon liquidation) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series G-2 Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series G-2 Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class or series; or

     (ii) Without the affirmative vote or of the holders of two-thirds of all the Series G-2 Preferred Stock at the time outstanding, given in person or by proxy, by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the shares of this series shall vote separately as a class, (A) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Series G-2 Preferred Stock either as to dividends or upon liquidation; or (B) amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation, Bylaws or Certificate of Designations, Preferences and Rights of the Series G-2 Preferred Stock, so as to materially and adversely affect the preferences, rights, privileges or powers of the Series G-2 Preferred Stock; provided, however, that any increase in the authorized Preferred Stock or in the creation and issuance of other series of Preferred Stock ranking on a parity with the Series G-2 Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.


9.   Status.

     Shares of this series which have been converted into Common Stock or which have been issued and acquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed and shares purchased and retired) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any series of Preferred Stock other than this series, all subject to the conditions and restrictions on issuances set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

10.  Priority.

     The Series B, D, E, and G Preferred Stock of the Corporation heretofore authorized by the Board of Directors of the Corporation shall rank on a parity with, and the Common Stock and Class B Common Stock of the Corporation shall rank junior to, the Series G-2 Preferred Stock as to dividends and upon liquidation.

11.  Certain Definitions.

     (a) For the purposes of these provisions the terms "Common Stock" and "Class B Common Stock" mean the Common Stock of the Corporation, $1.00 par value, and the Class B Common Stock of the Corporation, $1.00 par value, as the same exist as of the original date of issue of the Series G Preferred Stock or as such stock may be reconstituted from time to time.

     (b) As used in these provisions, the term "Market Price" on any day shall mean the reported last sales price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported on NASDAQ or a similar reporting service; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any Successor to such Exchange) is open for the transaction of business.

               DESIGNATIONS, PREFERENCES AND RIGHTS
          OF 8 3/4% SERIES H CUMULATIVE PREFERRED STOCK


1.   Designation; Number of Shares; Stated Value.

     Five million (5,000,000) shares of Preferred Stock shall be designated 8 3/4% Series H Cumulative Preferred Stock (hereinafter sometimes referred to as the "Series H Preferred Stock" or as this "Series"). Shares of this Series shall have a stated value of $25.00 per share.


2.   Dividends.

     (a) The holders of shares of Series H Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of 8 3/4% per annum of the stated value per share thereof and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Corporation ranking junior to the Series H Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

     (b) Dividends on the Series H Preferred Stock shall be payable, when and as declared by the Board of Directors, on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 1992 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding 60 days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. The amount of dividends payable per share of this Series for each dividend period shall be computed by dividing by four the 8 3/4% annual rate and multiplying the resulting rate by $25.00. Dividends payable on this Series for the initial dividend period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months.

     (c) Dividends on the Series H Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors.
Accruals of dividends shall not bear interest.

     (d) No dividend may be declared on any other class or series of stock ranking on a parity with the Series H Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series H Preferred Stock like dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

3.   Redemption.

     The Corporation shall have the right to redeem shares of this Series pursuant to the following provision:

     (a) The Corporation shall not have any right to redeem shares of this Series prior to the fifth anniversary of the date of the original issuance of shares of this Series. On and after such fifth anniversary of the date of original issuance, the Corporation shall have the right, at its sole option and election, to redeem some or all of the shares of this Series, at any time and from time to time, at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends and distributions thereon (such sum being hereinafter referred to as the "redemption price"), whether or not declared, to the date fixed by the Board for redemption (the "redemption date").

     In the case of the redemption of a part only of the shares of this Series at the time outstanding, the shares of this Series to be so redeemed shall be selected by lot, pro rata (as nearly as may be practicable), or in such other equitable manner as the Board of Directors may determine.

     (b) Notice of any redemption pursuant to this paragraph 3 shall be mailed at least 30, but not more than 60, days in advance of the redemption date to the holders of record of shares of this Series so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In order to facilitate the redemption of shares of this Series, the Board of Directors may fix a record date for the determination of holders of shares of this Series to be redeemed not more than 60 days prior to the redemption date. Each such notice shall state: (1) the redemption date; (2) the number of shares of this Series to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (c) The Corporation shall, on or prior to the date fixed for redemption of any shares, but not earlier than 45 days prior to the date fixed for redemption, deposit with its transfer agent or other redemption agent selected by the Board of Directors of the Corporation, as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the redemption price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Series H Preferred Stock called for redemption, as stockholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the redemption price, without interest, upon the surrender of their respective certificates. In case the holders of any shares shall not, within six years after such deposit, claim the amount deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

4.   Voting.

     The shares of this Series shall not have any voting powers either general or special, except as set forth in this Certificate of Designations, Preferences and Rights, in the Corporation's Restated Certificate of Incorporation, or as otherwise provided by law.

5.   Liquidation Rights.

     Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive, before any payment or distribution of the assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock, Class B Common Stock or any other class or series of stock ranking junior to the shares of this Series upon liquidation, the amount of $25.00 per share, plus a sum equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Series H Preferred Stock and any other class or series of Preferred Stock ranking on a parity with the Series H Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

6.   No Purchase, Retirement or Sinking Fund.

     The shares of this Series shall not be subject to the operation of any purchase, retirement or sinking fund.

7.   Status.

     Shares of this Series which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, and shares purchased and retired) shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of this Series or as part of a new series of Preferred Stock to be established by the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

8.   Priority.

     The Series B, D, E, G and G-2 Preferred Stock of the Corporation as presently designated and heretofore authorized by the Board of Directors of the Corporation shall rank on a parity with, and the Common Stock (including Class B Common Stock) of the Corporation shall rank junior to, the Series H Preferred Stock as to dividends and upon liquidation.

9.   Special Rights on Default.

     (a) If at any time the Corporation shall have failed to pay dividends in full on the Series H Preferred Stock, thereafter and until dividends in full, including all accumulated and unpaid dividends to the next preceding Dividend Payment Date on the Series H Preferred Stock outstanding, shall have been declared and set apart for payment or paid: (i) the Corporation shall not redeem less than all the Series H Preferred Stock at such time outstanding, and (ii) neither the Corporation nor any subsidiary shall purchase or otherwise acquire any Series H Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series H Preferred Stock upon such terms as the Board of Directors in their sole discretion, after consideration of the annual dividend rate and other rights and preferences of this Series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment to all stockholders of the Corporation, provided that nothing shall prevent the Corporation from completing the purchase or redemption of shares of Series H Preferred Stock for which a purchase contract was entered into, or notice of redemption of which was initially given, prior to such default.

     (b) Whenever, at any time or times, dividends payable on the shares of this Series shall be in arrears in an amount equal to at least six full quarterly dividends, whether or not consecutive, on the shares of this Series at the time outstanding, the holders of the outstanding shares of this Series shall have the right, voting separately as a class with holders of shares of any one or more other series of Preferred Stock ranking on a parity with this Series either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable (collectively, this Series and such other series of Preferred Stock, the "Voting Preferred Class"), to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Voting Preferred Class shall be required and be sufficient to constitute a quorum of such class for the election of such directors. At elections for such directors or adjournments thereof, (1) the absence of a quorum of the Voting Preferred Class shall not prevent the election of the directors to be elected otherwise than pursuant to this subparagraph (b), and the absence of a quorum of stock other than the Voting Preferred Class shall not prevent the election of the directors to be elected pursuant to this subparagraph (b), and (2) in the absence of such quorum either of the Voting Preferred Class or of the stock other than the Voting Preferred Class, or both, a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting, until a quorum shall be present. At elections for such directors, each holder of this Series shall be entitled to one vote for each share held (the holders of shares of any other series included in the Voting Preferred Class being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of this Series, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of this Series (together with the holders of shares of any one or more other series of Preferred Stock included in the Voting Preferred Class) as hereinafter set forth. The right of the holders of this Series, voting separately as a class to elect (together with the holders of shares of any one or more other series of Preferred Stock included in the Voting Preferred Class) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends in arrears on this Series shall have been paid in full, at which time such right shall immediately terminate, except as herein or by law expressly provided, subject to re-vesting in the event of each and every subsequent default of the character above mentioned.

     Each director elected by the holders of shares of this Series shall continue to serve as such director until such time as all dividends in arrears on this Series shall have been paid in full, at which time the term of office of all persons elected as directors by the holders of shares of this Series shall immediately terminate and the number of members of the Board of Directors of the Corporation shall be reduced accordingly. If the office of any director elected by the holders of this Series voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of this Series voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders of this Series voting as a class shall end and the special voting powers vested in the holders of this Series as provided in this subparagraph (b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this subparagraph (b).

10.  Relative Rights of Series H Preferred Stock.

     So long as any of the Series H Preferred Stock is outstanding, the Corporation will not:

     (a) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series H Preferred Stock either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series H Preferred Stock; and


     (b) Without the affirmative vote or consent of the holders of at least 66-2/3% of all the Series H Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted either at an annual meeting or special meeting called for the purpose, the holders of this Series consenting or voting separately as a class, (i) authorize, create, or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Series H Preferred Stock, either as to dividends or upon liquidation, dissolution or winding-up or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Restated Certificate of Incorporation, or of the Certificate of Designations, Preferences and Rights of the Series H Preferred Stock, so as to materially and adversely affect the preferences, special rights, privileges or powers of the Series H Preferred Stock; provided, however, that any increase in the authorized Preferred Stock or the creation and issuance of other series of Preferred Stock ranking on a parity with or junior to the Series H Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.


FIFTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, its by-laws and may be increased or decreased as therein provided, but in no event shall the number of directors of the Corporation be less than five nor more than eighteen. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them as equally as the total number of directors will permit into three classes, and all directors shall hold office until their successors are elected and qualified. The term of service of each class of directors shall be three years or until the third annual meeting of the shareholders following the election of the class. The terms of service of each class of directors shall expire in successive years. At each annual meeting of the shareholders, successors to the class of directors whose terms then expire shall be elected to serve for the full term of three years or until the third annual meeting of shareholders following their election.
          For purposes of the annual meeting of shareholders to be held in 1978, the current classification of directors shall continue and only that class of directors whose term expires at that meeting shall be elected. At each succeeding annual meeting of shareholders,the shareholders shall elect directors only of the class whose terms then expire.

SIXTH:    The Corporation is to have perpetual existence.


SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.


EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, subject to the protective conditions or restrictions of any outstanding series of Preferred Stock fixed by the Board of Directors pursuant to the authority conferred upon the Board of Directors by Article Fourth of this Certificate of Incorporation and Section 151 of Title 8 of the Delaware Code:

             1. To make, alter or repeal the By-laws of the Corporation.

             2. To authorize and cause to be executed mortgages and liens on the real and personal property of the Corporation.

             3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

             4. By a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the By-laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

             5. Subject to the provisions of Article Fourteenth of this Certificate of Incorporation, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, the binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: Meetings of stockholders and of the Board of Directors may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH:   1.  No contract or transaction between the Corporation
               and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or

         (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

          Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


THIRTEENTH: 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            2. The Corporation shall indemnify any person who was
               or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            3. To the extent that any person referred to in
               paragraphs 1 and 2 of this Article Thirteenth has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            4. Any indemnification under paragraphs 1 and 2 of
               this Article Thirteenth, (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article Thirteenth. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the By-laws of the Corporation) consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

            5. Expenses incurred in defending a civil or criminal
               action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in the manner provided in paragraph 4 of this Article Thirteenth upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article Thirteenth.

            6. The indemnification and advancement of expenses
               provided by, or granted pursuant to other section of this Article Thirteenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            7. The Corporation shall have power to purchase and
               maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Thirteenth.

            8. The indemnification and advancement of expenses
               provided by, or granted pursuant to, this Article Thirteenth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article Thirteenth shall not adversely affect any right to indemnification or advancement of expenses of any present or former director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

            9. For purposes of this Article Thirteenth, references
               to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Thirteenth, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          10. For purposes of this Article Thirteenth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article Thirteenth.


          11. If this Article Thirteenth or any portion hereof is invalidated by any court of competent jurisdiction, then the corporation shall nevertheless provide such indemnification and advancement of expenses as would otherwise be permitted under any portion of this Article Thirteenth that shall not have been invalidated.


FOURTEENTH: A. Except as set forth in paragraph B. of this Article
               Fourteenth, the affirmative vote or consent of the holders of 80% of the outstanding shares of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article Fourteenth as one class, shall be required:

                (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or

               (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, or any Substantial Part (as hereinafter defined) of the assets of the Corporation or any Subsidiary (as hereinafter defined) to any Other Corporation, or

              (iii) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such Other Corporation is the Beneficial Owner (as hereinafter defined) of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article Fourteenth as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, this Certificate of Incorporation or any agreement or contract to which the Corporation is a party.


            B. The provisions of paragraph A. of this Article
               Fourteenth shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors of the Corporation, provided that (a) a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time such Other Corporation shall have become a Beneficial Owner of more than 10% of the shares of stock of the Corporation entitled to vote in elections of directors; or (b) such transaction is approved by resolution unanimously adopted by the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

            C. The Board of Directors shall have the power and duty
               to determine for the purposes of this Article Fourteenth, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, and any such determination shall be conclusive and binding for all purposes of this Article Fourteenth.

            D. As used in Article Fourteenth, the following terms
               have the meanings as set forth below:

               "Other Corporation" means any person, firm, corporation or other entity, other than a subsidiary of the Corporation.

               "Substantial Part" means any assets having a then fair market value, in the aggregate, of more than $5,000,000.

               "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

               "Substantial Amount" means any securities of the Corporation having a then fair market value of more than $5,000,000.

               "Beneficial Owner" of stock means a person, or an affiliate or "associate" of such person (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on February 1, 1978), who directly or indirectly controls the voting of such stock, or who has any option, warrants, conversion or other rights to acquire such stock.


FIFTEENTH:In addition to any separate class vote, if any, which may be required by law, the affirmative vote of the holders of 80% of the outstanding shares of all classes of stock of the Corporation entitled to vote in the election of directors, such outstanding shares of stock to be considered as one class, shall be required in order to amend or repeal any of the provisions of Article Fourteenth or subsection 5 of Article Eighth of the Certificate of Incorporation. The affirmative vote of the holders of 66-2/3% of the outstanding shares of all classes of stock of the Corporation entitled to vote in the election of directors, such outstanding shares of stock to be considered as one class, shall be required in order to amend or repeal any of the provisions of Article Fifth of the Certificate of Incorporation. The same respective stockholder vote requirements prescribed by the foregoing provisions of this Article Fifteenth shall also be required, respectively, in order to amend or repeal the respective foregoing provisions of this Article Fifteenth prescribing such stockholder vote requirement.

SIXTEENTH: (a) The provisions of this Article Sixteenth shall apply independently of any other provision of this Certificate of Incorporation if any Other Corporation (as hereinafter defined) seeks to accomplish a Business Combination (as hereinafter defined) within the ten year period following the date the Other Corporation became an Acquiring Entity (as hereinafter defined).

           (b) (1) As used in Article Sixteenth, the following terms shall have the meanings as set forth below:

                "Acquiring Entity" means any Other
                Corporation which is, and for fewer than ten years has been, the Beneficial Owner of more than 10% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this paragraph as one class.


                "Affiliate" or "Associate" of a person have the same meaning as is assigned to such terms under Rule 12b-2 of the General Rules and Regulations (the "Regulations") under the Securities Exchange Act of 1934 as in effect on March 1, 1983.

                "Beneficial Owner" of stock means a person, or an Affiliate or Associate of such person, who is a "beneficial owner" of stock, as such term is defined under Rule 13d-3 of the Regulations as in effect on March 1, 1983, except that, without limitation, any shares of voting stock of the Corporation that any Acquiring Entity, or any Affiliate or Associate of such Acquiring Entity, has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Acquiring Entity.

                "Business Combination" means any transaction described in part A. of Article Fourteenth.

                "Continuing Director" means a director duly elected to the Board of Directors prior to the time the Other Corporation became an Acquiring Entity, and the term "Outside Director" shall mean a director who is not
                (a) an officer or employee of the
                Corporation or any relative of an officer or employer or (b) an Acquiring Entity, or an officer, director, employee, Affiliate or Associate of an Acquiring Entity, or a relative of any of the foregoing.


                "Other Corporation" shall have the same
                meaning as set forth in part D. of Article
                Fourteenth.

           (2) For the purposes of this Article Sixteenth, the Board of Directors shall have the power and duty to determine, on the basis of information known to such Board, if and when any Other Corporation is or has become an Acquiring Entity. Any such determination shall be conclusive and binding for all purposes of this Article Sixteenth.

      (c) Except as set forth in part (d) of this Article Sixteenth, the affirmative vote of the holders of 66-2/3% of all classes of stock of the Corporation entitled to vote in elections of directors, considered for this purpose as one class, excluding stock of which the Acquiring Entity is the Beneficial Owner, shall be required for approval of any Business Combination with an Other Corporation unless all of the following conditions are fulfilled.

          (1) The cash or fair market value or other consideration to be received per share by common stockholders of the Corporation in such Business Combination will not, at the time the Business Combination is effected, be less than the greater of:

                (A) the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by the Acquiring Entity in acquiring any of it holdings of the Corporation's Common Stock; or

                (B)      an amount bearing a percentage
                         relationship to the market price of the
                         Corporation's Common Stock immediately
                         prior to the public announcement of such Business Combination equal to the highest percentage relationship that any per share price (including brokerage commissions and/or soliciting dealers' fees) theretofore paid by the Acquiring Entity for any of its holdings of the Corporation's Common Stock bore to the market price of such Common Stock immediately prior to the transaction resulting in the acquisition of such Common Stock; or


                (C) the book value of the Corporation's Common Stock as of the end of the most recent calendar quarter determined in accordance with generally accepted accounting principles; or

                (D) an amount calculated by multiplying the earnings per share of the Corporation's Common Stock for the four fiscal quarters immediately preceding the record date for determination of stockholders entitled to vote on such Business Combination by the then price earnings multiple of the Acquiring Entity as customarily computed and reported in the financial press.

                    Appropriate adjustments shall be made with respect to (A), (B), (C) and (D) above for recapitalization and for stock splits, stock dividends, and like distributions. For purposes of subparagraph (c)(1) of this Article Sixteenth, the term "other consideration to be received" shall include, without limitation, capital stock of this Corporation retained by its existing public stockholders in the event of a Business Combination in which this Corporation is the surviving corporation.

          (2)  After the Other Corporation has become an Acquiring
               Entity:

               (A) the Corporation's Board of Directors shall have included at all times representation by one or more Continuing Directors unless the lack of such representation results entirely from either death or normal retirement under retirement policies in effect prior to the time the Other Corporation became an Acquiring Entity; and


                (B) there shall have been no reduction in the rate of dividends payable on the Corporation's Common Stock except as required by law or as may be necessary to insure that the Corporation is not in breach of any covenant in any of its agreements for borrowed money, or except as may have been approved by a majority vote of the Continuing Directors; and

                (C) such Acquiring Entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to becoming an Acquiring Entity or as a result of a pro rate stock dividend or stock split, or except with the approval of a majority vote of the Continuing Directors).

             (3) Without the approval of a majority vote of the Continuing Directors, such Acquiring Entity shall not have (i) received the benefit directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or
                    (ii) made any major change in the Corporation's business or equity capital structure.

             (4) A timely mailing shall have been made to the stockholders of this Corporation containing in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors or Outside Directors may choose to state, if there are at the time any such directors, and (ii) the opinion of a reputable nationally recognized investment banking or financial services firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the stockholders of this Corporation other than the Acquiring Entity (such firm to be engaged solely on behalf of such other stockholders, to be paid a reasonable fee for its services by this Corporation upon receipt of such opinion, to be a firm that has not previously been significantly associated with the Acquiring Entity and, if there are at the time any such directors, to be selected by a majority of the Continuing Directors and Outside Directors).

           (d) The provisions of part (c) of this Article Sixteenth shall not be applicable to any Business Combination if: (i) such transaction is approved by resolution unanimously adopted by the whole Board of Directors of the Corporation at any time prior to the consummation thereof; or (ii) the Business Combination is solely between this Corporation and another corporation, 50% or more of the voting stock of which is owned by this Corporation and none of which is owned by the Acquiring Entity; provided that if this Corporation is not the surviving entity, each stockholder of this Corporation receives the same type of consideration in such transaction in proportion to his stock holdings and the provisions of this Article Sixteenth of the Corporation's Certificate of Incorporation are continued in effect or adopted by such surviving corporation as part of its articles of incorporation or certificate of incorporation, as the case may be, without any charge.

           (e) In connection with a proposed Business Combination, the Continuing Directors may retain special outside legal counsel, an investment banking firm, an accounting firm, and such other experts that they, in their discretion, may deem necessary or appropriate to assist them in their evaluation of the transaction, all at the expense of the Corporation.

           (f) In addition to any other provision of this Certificate of Incorporation, there shall be required to amend, alter, change or repeal any of the provisions of this Article Sixteenth the affirmative vote of the holders of 66-2/3% of all classes of stock of the Corporation entitled to vote in elections of directors, considered for this purpose as one class, excluding stock of which an Acquiring entity, if any, is the Beneficial Owner.

           (g) Nothing contained in this Article Sixteenth shall be construed to relieve an Acquiring Entity from any fiduciary obligation imposed by law. The conditions and voting requirements of this Article Sixteenth shall be in addition to the conditions and voting requirements imposed by law or other provisions of this Certificate of Incorporation, including, without limitation, Article Fourteenth.

SEVENTEENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that this Article Seventeenth shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its share-holders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the shareholders of the Corporation of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

             Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


     IN WITNESS WHEREOF, said Old Republic International
Corporation has caused this Restated Certificate of Incorporation to be signed and executed by its President and attested by its Secretary.



                    OLD REPUBLIC INTERNATIONAL CORPORATION



                    By:______/s/ Aldo C. Zucaro_____________
                                   President


Attest:


__/s/ Spencer_LeRoy III__
      Secretary


(Corporate Seal)